EXHIBIT 99.1

Home BancShares, Inc. Announces a 22.0% Increase in Third Quarter Earnings

CONWAY, Ark., Oct. 20, 2016 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $43.6 million, or $0.31 diluted earnings per share for the third quarter of 2016 compared to $35.7 million or $0.26 diluted earnings per share (split adjusted) for the same quarter in 2015.  Excluding the $3.8 million of FDIC loss share buy-out expense, diluted earnings per share for the third quarter of 2016 was $0.33 per share.  The Company increased its third quarter earnings by $7.9 million or 22.0% for the three months ended September 30, 2016 compared to the same period of the previous year.  The Company also announced $90.1 million in quarterly organic loan growth during the third quarter of 2016, a core efficiency ratio of 36.51% and a quarterly return on assets excluding FDIC loss share buy-out of 1.90%.

“We are pleased with the earnings performance this quarter, excluding expenses incurred to buy-out the FDIC loss share portfolio,” said John Allison, Chairman.  “For the quarter, the Company reported outstanding results for diluted earnings per share excluding the FDIC loss share buy-out of $0.33 per share.  We continue to see growth in loans and earnings and are committed to finding more efficient ways to provide exceptional service to our customers.”

“The third quarter of 2016 marked the twenty-second consecutive quarter we have successively reported the most profitable quarter in the Company's history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer. “During the third quarter of 2016, we again improved our core efficiency ratio, reaching 36.51%.  Our Company continues to search for opportunities to not only maximize our efficiencies but also increase earnings for the benefit of the shareholders.”

“Our financial results and organic loan growth for the quarter just ended are giving us momentum to continue to seek additional growth opportunities in attractive markets,” added Tracy French, Centennial Bank President and Chief Executive Officer.  “We will remain diligent in our commitment to both generate and retain a substantial amount of capital each quarter so we are consistently in a position to support organic growth that will also produce additional earnings and increase shareholder value.”

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our acquisitions.  During our third quarter 2016 impairment testing, several pools were determined to have a material projected credit improvement. This projected credit improvement offset by the expected decline in accretion income from the maturing of acquired loan portfolios, resulted in a net improvement of recognized accretion income when compared to the second quarter of 2016.  Consequently, yields on loans and net interest margin for the quarter just ended are slightly increased when compared to the second quarter of 2016.

Net interest margin, on a fully taxable equivalent basis, was 4.86% for the quarter just ended compared to 5.03% for the same quarter in 2015 and compared to 4.83% for the second quarter of 2016.  Accretion yield on purchased loans increased approximately $920,000 from $11.0 million for the second quarter of 2016 to $11.9 million for third quarter of 2016.  The net interest margin, excluding accretion yield on purchased loans increased slightly from the second quarter of 2016 to the third quarter of 2016 at 4.24% and 4.25%, respectively.

During the third quarter of 2016, the Company recorded a provision for loan loss of $5.5 million compared to $7.1 million in the third quarter of 2015.  The $5.5 million of provision for loan loss is a reflection of the organic loan growth and net charge-offs for the third quarter of 2016.

The Company reported $22.0 million of non-interest income for the third quarter of 2016, compared to $16.5 million for the third quarter of 2015.  The most important components of the third quarter non-interest income were $7.5 million from other service charges and fees, $6.5 million from service charges on deposits accounts, $3.9 million from mortgage lending income and $1.6 million from other income.

Non-interest expense for the third quarter of 2016 was $51.0 million compared to $44.6 million for the third quarter of 2015.  This increase is primarily associated with the establishment of the Centennial Commercial Finance Group (“Centennial CFG”) in New York City during the second quarter of 2015, the acquisition of FBBI during the fourth quarter of 2015 and $3.8 million FDIC loss-share buy-out expense recognized during the third quarter of 2016.  For the third quarter of 2016, our core efficiency ratio was 36.51% which is improved from the 39.30% reported for third quarter of 2015.

Financial Condition

Total loans receivable were $7.11 billion at September 30, 2016 compared to $6.64 billion at December 31, 2015.  Total deposits were $6.84 billion at September 30, 2016 compared to $6.44 billion at December 31, 2015.  Total assets were $9.76 billion at September 30, 2016 compared to $9.29 billion at December 31, 2015.

From December 31, 2015 to September 30, 2016, the Company produced approximately $470.7 million of organic loan growth, of which $222.7 million is associated with loan originations in the legacy footprint with the remaining $248.0 million being associated with Centennial CFG.  Centennial CFG had loans of $963.8 million at September 30, 2016.

From June 30, 2016 to September 30, 2016, the Company produced approximately $90.1 million of organic loan growth, of which $17.6 million is associated with loan originations in the legacy footprint with the remaining $72.5 million being associated with Centennial CFG.

Non-performing loans at September 30, 2016 are $25.1 million, $33.9 million, $1.1 million and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $60.1 million.  Non-performing loans as a percent of total loans were 0.84% as of September 30, 2016 compared to 0.96% as of December 31, 2015.  Non-performing assets at September 30, 2016 are $38.1 million, $37.3 million, $1.7 million and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $77.1 million.  Non-performing assets as a percent of total assets were 0.79% as of September 30, 2016 compared to 0.89% as of December 31, 2015.

The Company’s allowance for loan losses was $76.4 million at September 30, 2016, or 1.07% of total loans, compared to $69.2 million, or 1.04% of total loans, at December 31, 2015.  As of September 30, 2016 and December 31, 2015, the allowance for loan losses plus discount for credit losses on loans acquired to total loans plus discount for credit losses on loans acquired was 2.55% and 3.22%, respectively.  This decrease is primarily the result of organic loan growth in 2016 plus projected credit improvement from previous periods on the acquired impaired loans and write-downs on purchased credit impaired loans.  As of September 30, 2016 and December 31, 2015, the Company’s allowance for loan losses was 127% and 109% of its total non-performing loans, respectively.

Stockholders’ equity was $1.30 billion at September 30, 2016 compared to $1.20 billion at December 31, 2015, an increase of $96.3 million.  Book value per common share was $9.22 at September 30, 2016 compared to $8.55 (split adjusted) at December 31, 2015.  Tangible book value per common share was $6.40 at September 30, 2016 compared to $5.71 (split adjusted) at December 31, 2015 for an annualized increase of 16.1%.

Branches

In an effort to achieve efficiencies primarily from our acquisitions, during the third quarter the Company added deposit operations to its loan production office in New York City and opened one branch location in Davie, Florida.  During the fourth quarter of 2016, the Company has plans to close one Arkansas location.  The Company currently has 77 branches in Arkansas, 59 branches in Florida, 6 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 20, 2016.  We encourage all participants to pre-register for the conference call using the following link: http://dpregister.com/10092972.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10092972, which will be available until October 27, 2016 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2016	2016	2016	2015	2015

ASSETS

Cash and due from banks	$123,126	$136,632	$115,206	$111,258	$120,262
Interest-bearing deposits with other banks	173,034	48,762	42,866	144,565	108,394
Cash and cash equivalents	296,160	185,394	158,072	255,823	228,656
Federal funds sold	1,850	525	7,050	1,550	-
Investment securities - available-for-sale	1,233,269	1,221,778	1,207,773	1,206,580	1,141,405
Investment securities - held-to-maturity	275,544	287,725	299,050	309,042	324,949
Loans receivable	7,112,291	7,022,156	6,852,212	6,641,571	6,005,589
Allowance for loan losses	(76,370)	(74,341)	(72,306)	(69,224)	(63,659)
Loans receivable, net	7,035,921	6,947,815	6,779,906	6,572,347	5,941,930
Bank premises and equipment, net	208,137	207,932	210,764	212,163	205,505
Foreclosed assets held for sale	17,053	17,778	20,202	19,140	20,816
Cash value of life insurance	86,230	85,889	85,538	85,146	75,281
Accrued interest receivable	29,398	28,548	28,833	29,132	26,977
Deferred tax asset, net	56,435	61,613	69,564	71,565	63,075
Goodwill	377,983	377,983	377,983	377,983	322,728
Core deposit and other intangibles	19,073	19,835	20,597	21,443	18,828
Other assets	127,185	139,311	132,119	127,208	145,403
Total assets	$9,764,238	$9,582,126	$9,397,451	$9,289,122	$8,515,553

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,717,467	$1,645,472	$1,562,565	$1,456,624	$1,409,949
Savings and interest-bearing transaction accounts	3,792,229	3,678,546	3,602,868	3,551,684	3,230,722
Time deposits	1,330,597	1,388,930	1,412,086	1,430,201	1,312,343
Total deposits	6,840,293	6,712,948	6,577,519	6,438,509	5,953,014
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	109,350	111,072	121,906	128,389	134,142
FHLB and other borrowed funds	1,420,369	1,380,889	1,336,233	1,405,945	1,216,152
Accrued interest payable and other liabilities	37,382	51,476	73,185	55,696	60,141
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	8,468,220	8,317,211	8,169,669	8,089,365	7,424,275

Stockholders' equity
Common stock	1,405	1,404	702	701	680
Capital surplus	866,310	863,560	862,827	867,981	782,500
Retained earnings	419,999	389,014	357,788	326,898	299,984
Accumulated other comprehensive income	8,304	10,937	6,465	4,177	8,114
Total stockholders' equity	1,296,018	1,264,915	1,227,782	1,199,757	1,091,278
Total liabilities and stockholders' equity	$9,764,238	$9,582,126	$9,397,451	$9,289,122	$8,515,553

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2016	2016	2015	2015	2015	2016	2015

Interest income
Loans	$102,953	$100,415	$96,913	$97,772	$88,671	$300,281	$246,518
Investment securities
Taxable	5,583	5,145	5,450	5,865	5,157	16,178	15,830
Tax-exempt	2,720	2,823	2,815	2,879	2,789	8,358	8,315
Deposits - other banks	117	106	102	66	32	325	167
Federal funds sold	2	1	4	9	4	7	15

Total interest income	111,375	108,490	105,284	106,591	96,653	325,149	270,845

Interest expense
Interest on deposits	4,040	3,854	3,634	3,357	3,045	11,528	9,614
Federal funds purchased	-	1	1	1	1	2	3
FHLB borrowed funds	3,139	3,074	3,070	2,641	2,030	9,283	4,133
Securities sold under agreements to repurchase	142	134	145	140	146	421	481
Subordinated debentures	401	386	377	351	340	1,164	1,003

Total interest expense	7,722	7,449	7,227	6,490	5,562	22,398	15,234

Net interest income	103,653	101,041	98,057	100,101	91,091	302,751	255,611
Provision for loan losses	5,536	5,692	5,677	8,890	7,106	16,905	16,274
Net interest income after
provision for loan losses	98,117	95,349	92,380	91,211	83,985	285,846	239,337

Non-interest income
Service charges on deposit accounts	6,527	6,151	5,929	6,528	6,250	18,607	17,724
Other service charges and fees	7,504	7,968	7,117	6,827	6,644	22,589	19,359
Trust fees	365	359	404	365	398	1,128	2,016
Mortgage lending income	3,932	3,481	2,863	2,404	3,132	10,276	8,019
Insurance commissions	534	617	657	513	548	1,808	1,755
Increase in cash value of life insurance	344	353	395	328	268	1,092	871
Dividends from FHLB, FRB, Bankers' bank & other	808	719	620	431	433	2,147	1,267
Gain on acquisitions	-	-	-	-	-	-	1,635
Gain on sale of SBA loans	364	79	-	390	151	443	151
Gain (loss) on sale of branches, equipment and other assets, net	(86)	840	(53)	23	(266)	701	(237)
Gain (loss) on OREO, net	132	(941)	96	(507)	(40)	(713)	190
Gain (loss) on securities, net	-	15	10	-	-	25	4
FDIC indemnification accretion/(amortization), net	-	(410)	(362)	(1,239)	(1,994)	(772)	(8,152)
Other income	1,590	2,541	1,761	1,193	1,021	5,892	3,640

Total non-interest income	22,014	21,772	19,437	17,256	16,545	63,223	48,242

Non-interest expense
Salaries and employee benefits	25,623	25,437	23,958	23,841	22,225	75,018	63,671
Occupancy and equipment	6,668	6,509	6,671	6,700	6,540	19,848	19,267
Data processing expense	2,791	2,766	2,664	2,673	2,619	8,221	8,101
Other operating expenses	15,944	12,875	12,355	15,785	13,209	41,174	37,517

Total non-interest expense	51,026	47,587	45,648	48,999	44,593	144,261	128,556

Income before income taxes	69,105	69,534	66,169	59,468	55,937	204,808	159,023
Income tax expense	25,485	26,025	24,742	22,035	20,196	76,252	58,257
Net income	$43,620	$43,509	$41,427	$37,433	$35,741	$128,556	$100,766

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2016	2016	2015	2015	2015	2016	2015

PER SHARE DATA

Diluted earnings per common share	$0.31	$0.31	$0.29	$0.27	$0.26	$0.91	$0.74
Diluted earnings per common share excluding merger expenses & FDIC loss share buy-out expense	0.33	0.31	0.29	0.28	0.26	0.93	0.75
Diluted earnings per common share excluding intangible amortization	0.31	0.31	0.30	0.27	0.27	0.92	0.76
Basic earnings per common share	0.31	0.31	0.30	0.27	0.26	0.92	0.74
Dividends per share - common	0.0900	0.0875	0.0750	0.0750	0.0750	0.2525	0.2000
Book value per common share	9.22	9.01	8.75	8.55	8.02	9.22	8.02
Tangible book value per common share	6.40	6.18	5.91	5.71	5.51	6.40	5.51

STOCK INFORMATION

Average common shares outstanding	140,436	140,382	140,390	140,234	135,738	140,403	135,396
Average diluted shares outstanding	140,703	140,608	140,687	140,617	136,162	140,685	135,999
End of period common shares outstanding	140,490	140,382	140,380	140,241	136,001	140,490	136,001

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.81%	1.83%	1.79%	1.62%	1.72%	1.81%	1.71%
Return on average assets excluding intangible amortization	1.91%	1.93%	1.89%	1.72%	1.83%	1.91%	1.82%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, loss on FDIC loss share buyout and income taxes (Core ROA)	3.43%	3.33%	3.27%	3.27%	3.24%	3.35%	3.17%
Return on average common equity	13.62%	14.11%	13.77%	12.53%	13.23%	13.83%	12.86%
Return on average tangible common equity excluding intangible amortization	20.01%	21.01%	20.79%	19.07%	19.76%	20.59%	19.49%
Efficiency ratio	39.41%	37.52%	37.50%	40.32%	39.79%	38.16%	40.49%
Core efficiency ratio	36.51%	36.84%	36.92%	37.86%	39.30%	36.75%	40.11%
Net interest margin - FTE	4.86%	4.83%	4.81%	4.95%	5.03%	4.83%	4.99%
Fully taxable equivalent adjustment	$1,869	$1,974	$1,973	$2,025	$1,951	$5,816	$5,685
Total revenue	133,389	130,262	124,721	123,847	113,198	388,372	319,087

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$43,620	$43,509	$41,427	$37,433	$35,741	$128,556	$100,766
Intangible amortization after-tax	463	463	514	524	600	1,440	1,955
Earnings excluding intangible amortization	$44,083	$43,972	$41,941	$37,957	$36,341	$129,996	$102,721

GAAP diluted earnings per share	$0.31	$0.31	$0.29	$0.27	$0.26	$0.91	$0.74
Intangible amortization after-tax	-	-	0.01	-	0.01	0.01	0.02
Diluted earnings per share excluding intangible amortization	$0.31	$0.31	$0.30	$0.27	$0.27	$0.92	$0.76

OTHER OPERATING EXPENSES

Advertising	$866	$733	$823	$644	$906	$2,422	$2,342
Merger and acquisition expenses	-	-	-	2,909	474	-	1,891
FDIC loss share buy-out expense	3,849	-	-	-	-	3,849	-
Amortization of intangibles	762	763	845	862	988	2,370	3,217
Electronic banking expense	1,428	1,237	1,456	1,283	1,352	4,121	3,883
Directors' fees	292	289	275	262	233	856	809
Due from bank service charges	319	337	305	304	291	961	792
FDIC and state assessment	1,502	1,446	1,446	1,443	1,276	4,394	3,844
Insurance	553	544	533	642	617	1,630	1,900
Legal and accounting	583	658	523	537	338	1,764	1,491
Other professional fees	1,137	1,044	925	1,231	947	3,106	1,995
Operating supplies	437	419	436	473	464	1,292	1,407
Postage	269	260	286	299	293	815	897
Telephone	449	455	487	499	444	1,391	1,418
Other expense	3,498	4,690	4,015	4,397	4,586	12,203	11,631

Total other operating expenses	$15,944	$12,875	$12,355	$15,785	$13,209	$41,174	$37,517

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2016	2016	2016	2015	2015

BALANCE SHEET RATIOS

Total loans to total deposits	103.98%	104.61%	104.18%	103.15%	100.88%
Common equity to assets	13.27%	13.20%	13.07%	12.92%	12.82%
Tangible common equity to tangible assets	9.60%	9.44%	9.21%	9.00%	9.17%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$2,954,618	$2,884,162	$2,889,927	$2,968,335	$2,681,785
Construction/land development	1,065,204	1,068,544	977,800	944,787	812,839
Agricultural	77,556	78,535	75,763	75,027	75,968
Residential real estate loans
Residential 1-4 family	1,264,384	1,262,416	1,202,323	1,190,279	1,121,951
Multifamily residential	328,089	395,352	438,100	430,256	393,683
Total real estate	5,689,851	5,689,009	5,583,913	5,608,684	5,086,226
Consumer	42,487	48,933	50,090	52,258	46,687
Commercial and industrial	1,225,043	1,130,776	1,070,553	850,587	752,528
Agricultural	73,413	69,666	63,482	67,109	78,217
Other	81,497	83,772	84,174	62,933	41,931
Loans receivable	$7,112,291	$7,022,156	$6,852,212	$6,641,571	$6,005,589

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$74,341	$72,306	$69,224	$63,659	$60,258
Loans charged off	4,351	4,367	3,947	4,474	4,217
Recoveries of loans previously charged off	844	710	1,352	1,149	217
Net loans (recovered)/charged off	3,507	3,657	2,595	3,325	4,000
Provision for loan losses	5,536	5,692	5,677	8,890	7,401
Balance, end of period	$76,370	$74,341	$72,306	$69,224	$63,659
	-	-	-	-	-
Discount for credit losses on purchased loans	108,017	120,910	142,223	149,394	148,850
Net (recoveries) charge-offs to average total loans	0.20%	0.21%	0.16%	0.20%	0.27%
Allowance for loan losses to total loans	1.07%	1.06%	1.06%	1.04%	1.06%
Allowance for loan losses plus discount for credit losses on purchased loans to total loans plus discount for credit losses on purchased loans	2.55%	2.73%	3.07%	3.22%	3.45%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$39,353	$36,660	$33,409	$36,374	$37,405
Loans past due 90 days or more	20,737	22,998	25,144	27,137	16,560
Total non-performing loans	60,090	59,658	58,553	63,511	53,965
Other non-performing assets
Foreclosed assets held for sale, net	17,053	17,778	20,202	19,140	20,816
Other non-performing assets	-	-	-	38	14
Total other non-performing assets	17,053	17,778	20,202	19,178	20,830
Total non-performing assets	$77,143	$77,436	$78,755	$82,689	$74,795

Allowance for loan losses for loans to non-performing loans	127.09%	124.61%	123.49%	109.00%	117.96%
Non-performing loans to total loans	0.84%	0.85%	0.85%	0.96%	0.90%
Non-performing assets to total assets	0.79%	0.81%	0.84%	0.89%	0.88%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2016			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$110,993	$117	0.42%	$112,537	$106	0.38%
Federal funds sold	1,136	2	0.70%	1,509	1	0.27%
Investment securities - taxable	1,177,284	5,583	1.89%	1,170,091	5,145	1.77%
Investment securities - non-taxable - FTE	328,979	4,407	5.33%	332,091	4,611	5.58%
Loans receivable - FTE	7,027,634	103,135	5.84%	6,969,727	100,601	5.81%
Total interest-earning assets	8,646,026	113,244	5.21%	8,585,955	110,464	5.17%
Non-earning assets	956,337			976,669
Total assets	$9,602,363			$9,562,624

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,721,019	$2,268	0.24%	$3,677,650	$2,141	0.23%
Time deposits	1,361,589	1,772	0.52%	1,393,023	1,713	0.49%
Total interest-bearing deposits	5,082,608	4,040	0.32%	5,070,673	3,854	0.31%
Federal funds purchased	-	-	0.00%	330	1	1.22%
Securities sold under agreement to repurchase	118,183	142	0.48%	115,849	134	0.47%
FHLB borrowed funds	1,357,716	3,139	0.92%	1,402,465	3,074	0.88%
Subordinated debentures	60,826	401	2.62%	60,826	386	2.55%
Total interest-bearing liabilities	6,619,333	7,722	0.46%	6,650,143	7,449	0.45%
Non-interest bearing liabilities
Non-interest bearing deposits	1,663,621			1,611,282
Other liabilities	45,332			61,119
Total liabilities	8,328,286			8,322,544
Shareholders' equity	1,274,077			1,240,080
Total liabilities and shareholders' equity	$9,602,363			$9,562,624
Net interest spread			4.75%			4.72%
Net interest income and margin - FTE		$105,522	4.86%		$103,015	4.83%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$110,893	$325	0.39%	$104,764	$167	0.21%
Federal funds sold	1,895	7	0.49%	8,276	15	0.24%
Investment securities - taxable	1,174,998	16,178	1.84%	1,097,901	15,830	1.93%
Investment securities - non-taxable - FTE	333,336	13,616	5.46%	327,040	13,604	5.56%
Loans receivable - FTE	6,909,240	300,839	5.82%	5,461,573	246,914	6.04%
Total interest-earning assets	8,530,362	330,965	5.18%	6,999,554	276,530	5.28%
Non-earning assets	968,553			894,092
Total assets	$9,498,915			$7,893,646

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,664,401	$6,426	0.23%	$3,116,308	$4,564	0.20%
Time deposits	1,382,657	5,102	0.49%	1,358,539	5,050	0.50%
Total interest-bearing deposits	5,047,058	11,528	0.31%	4,474,847	9,614	0.29%
Federal funds purchased	312	2	0.86%	863	3	0.46%
Securities sold under agreement to repurchase	120,966	421	0.46%	163,718	481	0.39%
FHLB borrowed funds	1,376,145	9,283	0.90%	788,393	4,133	0.70%
Subordinated debentures	60,826	1,164	2.56%	60,826	1,003	2.20%
Total interest-bearing liabilities	6,605,307	22,398	0.45%	5,488,647	15,234	0.37%
Non-interest bearing liabilities
Non-interest bearing deposits	1,596,603			1,315,160
Other liabilities	55,411			41,982
Total liabilities	8,257,321			6,845,789
Shareholders' equity	1,241,594			1,047,857
Total liabilities and shareholders' equity	$9,498,915			$7,893,646
Net interest spread			4.73%			4.91%
Net interest income and margin - FTE		$308,567	4.83%		$261,296	4.99%

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929